      As filed with the Securities and Exchange Commission on June 10, 1998

                                                    Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             GIBSON GREETINGS, INC.

               (Exact name of issuer as specified in its charter)

       Delaware                                         52-1242761
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

       2100 Section Road, Cincinnati, Ohio                45237
       -------------------------------------------------------------
       (Address of Principal Executive Offices)           (Zip Code)

                             GIBSON GREETINGS, INC.
                      1996 NONEMPLOYEE DIRECTOR STOCK PLAN
                        and INDIVIDUAL STOCK OPTION PLAN
                            (Full Title of the Plans)

                      Harold L. Caldwell, 2100 Section Road
                             Cincinnati, Ohio 45237
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 841-6653
                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                            Proposed             Proposed
         Title of           Amount           maximum              maximum
        securities           to be          offering             aggregate           Amount of
          to be           registered          price              offering          registration
        registered            (1)         per share (2)          price (2)              fee
-------------------------------------------------------------------------------------------------------
Common Stock,               75,810          $   23.125          $1,753,106          $      517
par value $.01              shares
=======================================================================================================

(1) The shares registered include 51,060 shares for the Gibson Greetings, Inc. 1996 Nonemployee Director Stock Plan and 24,750 shares for an Individual Stock Option Plan. This registration statement also covers such indeterminable number of additional shares of Common Stock of Gibson Greetings, Inc. as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plans.
(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, upon the average of the high and low prices of the Common Stock on June 8, 1998, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference
-----------------------------------------------------

              The following documents of the registrant are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

              (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

              (b)    All other reports filed by the registrant pursuant to
                     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1997; and

              (c) The description of the registrant's common stock contained in its Registration Statement on Form 8-A filed on April 25, 1984 under the Securities Exchange Act of 1934, as amended.

Item 4.       Description of Securities
---------------------------------------

              Not applicable.

Item 5.       Interests of Named Experts and Counsel
----------------------------------------------------

              The legality of the securities being registered has been passed upon for the registrant by Taft, Stettinius & Hollister LLP, 425 Walnut Street, Cincinnati, Ohio 45202. Charles D. Lindberg, a partner in that firm, is a director of the registrant.

Item 6.       Indemnification of Directors and Officers
-------------------------------------------------------

              Article VIII of the registrant's Restated Certificate of Incorporation, as amended, requires the registrant to indemnify, to the full extent authorized by the Delaware General Corporation law, any person with respect to any liability, cost or expense incurred by him in his capacity as, or arising out of his status as, a director or officer of the registrant or arising out of his status as a director, officer, employee or agent of another corporation or entity which position has been assumed at the request of the registrant.

              Section 145 of the General Corporation Law of the State of Delaware authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

Item 7.       Exemption from Registration Claimed
-------------------------------------------------

              Not applicable.

Item 8.       Exhibits
----------------------

Exhibit
Number
------

   5           Opinion of Taft, Stettinius & Hollister LLP
  23.1         Consent of Deloitte & Touche LLP
  23.2         Consent of Counsel (included in Exhibit 5)
  24           Power of Attorney

Item 9.       Undertakings
--------------------------

              *(a)  The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              *(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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* Paragraph references correspond to those of Item 512 of Regulation S-K.

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 9th day of June, 1998.

                                    GIBSON GREETINGS, INC.



                                    By /s/ Frank J. O'Connell
                                    -----------------------------------
                                       Frank J. O'Connell, President and Chief
                                       Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 9th day of June, 1998.

               Signature                             Title
               ---------                             -----


/s/ Frank J. O'Connell                Chairman of the Board, President and
--------------------------            Chief Executive Officer
Frank J. O'Connell                    (principal executive officer)


/s/ James T. Wilson                   Executive Vice President - Finance and Operations
--------------------------            and Chief Financial Officer (principal financial
James T. Wilson                       officer)


/s/ Paul W. Farley                    Vice President - Controller and Assistant Treasurer
--------------------------            (principal accounting officer)
Paul W. Farley


/s/ George M. Gibson                  Director
--------------------------
George M. Gibson


/s/ Robert P. Kirby                   Director
--------------------------
Robert P. Kirby


/s/ Charles D. Lindberg               Director
--------------------------
Charles D. Lindberg


/s/ Albert R. Pezzillo                Director
--------------------------
Albert R. Pezzillo

/s/ Charlotte St. Martin              Director
----------------------------
Charlotte St. Martin


/s/ C. Anthony Wainwright             Director
----------------------------
C. Anthony Wainwright